Exhibit 10.38

CHURCH & DWIGHT CO., INC.

EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective as of November 22, 2024

1. Purpose.

The purpose of the Church & Dwight Co., Employee Stock Purchase Plan (the “Plan”) is to encourage and enable Eligible Employees of Church and Dwight Co., (the “Company”) and certain Designated Subsidiaries to acquire proprietary interests in the Company through the ownership of the Company’s Common Stock purchased through accumulated payroll deductions on an after-tax basis. The Plan is intended to be an “employee stock purchase plan” under Section 423 of the Code and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

The following words or terms have the following meanings:

(a) “Agent” means the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

(b) “Annual Pay” means an amount equal to the annual basic rate of pay of an Eligible Employee, in the form of base salary or wages, as determined from the payroll records of the Company or Designated Subsidiary, including amounts contributed by an Eligible Employee under Section 401(k) or 125 of the Code, but excluding all other cash and non-cash compensation paid to an Eligible Employee during a Purchase Period by the Company or Designated Subsidiary. Without limiting the generality of the foregoing, Annual Pay shall not include overtime, incentive compensation (including any compensation attributable to the grant, vesting, exercise, payment or disposition of stock options, restricted stock units, restricted stock, performance stock units or any other equity-based award), any amount includible in an Eligible Employee’s income as a result of making an election under Section 83(b) of the Code, commissions, bonuses, any contributions by the Company or Designated Subsidiary, to, or benefits paid under, the Plan or any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan or any deferred compensation arrangement (other than pursuant to Section 401(k) or 125 of the Code), expenses and reimbursements, and any other special or extraordinary compensation. Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the types of compensation constituting Annual Pay; provided that any such determination shall be applied on a uniform and consistent basis to all Eligible Employees.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation & Human Capital Committee of the Board of Directors of the Company, any successor committee or such other committee the Board of Directors appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(f) “Company” means Church & Dwight Co., Inc. a corporation organized under the laws of Delaware or any successor corporation thereto.

(g) “Continuous Service” means the period of time, uninterrupted by a termination of employment, and immediately preceding an Offering Date, that an Employee has been employed by the Company and/or a Subsidiary. Such period of time shall include any separation period of leave or layoff of less than three months, or such longer period solely to the extent that the Employee’s right to reemployment with the Company and/or Subsidiary is provided either by statute or by contract, occurring within such period of time. For the purposes of the Plan, any period of leave or layoff three months or longer, unless the Employee’s right to reemployment with the Company and/or a Subsidiary is provided either by statute or by contract, shall be deemed to cause a termination of employment effective as of the end of the third month of such leave or layoff, or such longer period that the Employee’s right to reemployment with the Company and/or a Subsidiary is provided either by statute or by contract.

(h) “Designated Subsidiaries” means each Subsidiary listed on Exhibit A and future Subsidiaries and Parents (if any) that are specifically designated to participate in the Plan by the Committee from time to time in its sole discretion. No Subsidiary or Parent (if any), whether located in jurisdictions outside of the United States or in the United States, shall be a Designated Subsidiary unless specifically designated by the Committee. The Committee may revoke the designation of any Subsidiary or Parent as a Designated Subsidiary and may exclude the employees of any specified Designated Subsidiary from any offering under the Plan.

(i) “Effective Date” means April 27, 2023.

(j) “Eligible Employee” means each person who on an Offering Date: (i) is an Employee of the Company or a Designated Subsidiary; and (ii) is not deemed for the purposes of Section 423 of the Code and regulations promulgated thereunder to own, directly or indirectly and by certain rules of constructive ownership, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or Parent (if any). Notwithstanding the foregoing, (i) Employees who are members of a collective bargaining unit shall be included under the Plan, unless their collective bargaining agreement excludes the Employee (or the bargaining unit of which the Employee is a member) from participation in the Plan; and (ii) the Committee may exclude the Employees of any specified Designated Subsidiary from any offering under the Plan.

(k) “Employee” means each person employed by the Company, a Subsidiary or a Parent (if any).

“Employee”, as used herein, shall not include an agent or an independent contractor. An individual classified by the Employer at the time services are provided as either an independent contractor or an individual who is not classified by the Employer as an Employee but who provides services to the Employer through another entity or otherwise shall not be eligible to participate in the Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

(l) “Employer” means, with respect to any Employee, the Company or Designated Subsidiary by which the Employee is employed.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Market Price” means the closing price of the Common Stock as reported on the principal market, trading system or exchange on which the Company’s Shares are traded as of the applicable purchase date, or if there was no sale on such date, than as of the next preceding date on which there was a sale.

(o) “Offering Date” means the first business day of each calendar quarter or any other period of time designated by the Committee. The first Offering Date under the Plan shall be the date determined by the Committee in its sole discretion.

(p) “Option” means the right or rights granted to Eligible Employees to purchase the Company’s Common Stock under an offering made under the Plan and pursuant to such Eligible Employees’ elections to purchase.

(q) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Participant” means an Eligible Employee who participates in the Plan.

(s) “Plan” means the Church & Dwight Co., Inc. Employee Stock Purchase Plan, as amended from time to time.

(t) “Plan Year” means a twelve-month period beginning January 1 and ending December 31 for which the Plan is in effect, except for the first Plan Year which shall be effective when the Committee commences the Plan and ends on the next succeeding December 31.

(u) “Purchase Date” means the last business day of each calendar quarter or such other dates determined by the Committee. The Committee shall determine, in its sole discretion, when the first Purchase Date under the Plan shall commence.

(v) “Purchase Period” means the period beginning on an Offering Date and ending on the next succeeding Purchase Date. The Committee shall determine, in its sole discretion, when the first Purchase Period under the Plan shall commence.

(w) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(x) “Shares” or “Common Stock” means shares of the Company’s common stock, par value $1.00 per share.

(y) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Subscription Period” means, with respect to each Option, the first day of the preceding Purchase Period through the 20th day of the last month preceding the Purchase Period, or such other period of time designated by the Committee, in its sole discretion, in any offer of Common Stock under the Plan beginning on the first day Eligible Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

3. Shares Reserved for Plan.

(a) The Shares of the Company’s Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly-issued and authorized Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 750,000, subject to adjustment as provided in paragraph (b) of this section. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed twenty-seven (27) months for any offering.

(b) In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, spin off, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Share of Common Stock covered by each Option under the Plan which has not yet been exercised.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan (including, without limitation, rules and regulations prohibiting or limiting a Participant’s ability to transfer Shares purchased pursuant to the Plan from such Participant’s account to a different account with the same or a different securities brokerage firm), to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States which may include: (i) an amendment to the terms of the Plan, or an offering; (ii) separate offerings under the Plan to, among other things, reflect the impact of local law outside of the United States to comply with applicable laws, including, without limitation, tax and securities laws as applied to one or more Eligible Employees of a Designated Subsidiary; and (iii) the establishment of sub-plans. The Committee may further limit the eligibility of certain Eligible Employees of a Designated Subsidiary outside the United States to reflect the impact of local law outside of the United States and may, where appropriate, establish one or more sets of guidelines or sub-plans to reflect such limitations. Any terms applicable to offerings outside the United States are intended to be administered in a manner consistent with Section 423 of the Code, unless otherwise required or necessary under applicable law, in which case that component of the Plan may be treated as a plan not subject to Section 423 of the Code (without impacting the component of the Plan intended to be treated as a plan subject to Section 423 of the Code). All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

(d) To the fullest extent not prohibited by law, the Committee shall have the authority to delegate some or all of its authority with respect to this Plan, as it may deem advisable to one or more of its members or to any officers or directors of the Company or any other person or committee designated by the Committee. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in this Plan shall be construed as obligating the Committee to delegate authority to any person, and the Committee may at any time rescind the authority delegated to any person and delegate authority to one or more other persons. At all times, any person delegated authority pursuant to this Section 4(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in this Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each and all such persons.

5. Participation in the Plan.

Options to purchase the Company’s Common Stock under the Plan shall be granted to all Eligible Employees; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that an offering of Common Stock under the Plan will not be extended to highly compensated employees (within the meaning of Code Section 414(q)) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied in an identical manner to all highly compensated employees of the Employer. Effective as of the Effective Date until modified by the Committee, persons who are highly compensated employees (within the meaning of Code Section 414(q) with compensation at any level or who are officers or who are subject to the disclosure requirements of Section 16(a) of the Exchange Act shall be eligible to participate in the Plan.

Notwithstanding the foregoing, Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Code Section 7701(b)(1)(A)) may not participate in the Plan, unless otherwise permitted by the Committee, if (a) the grant of an Option under the Plan to such Employee is prohibited under the laws of the applicable foreign jurisdiction, or (b) compliance with the laws of the foreign jurisdiction would cause the Plan or an offering thereunder to violate the requirements of Code Section 423.

6. Purchase Price.

The purchase price per Share of the Common Stock subject to an offering pursuant to the Plan shall be determined by the Committee in its sole discretion, but in no event shall the price be less than 85% of the lesser of (i) the Market Price of a Share of Common Stock on the Offering Date (i.e., the first trading day of the applicable quarterly Offering Period) or (ii) the Market Price of a Share of Common Stock on the Purchase Date (i.e., the last trading day of the applicable quarterly Offering Period). Effective with the first Offering Period under the Plan, until modified by the Committee, the purchase price will be 85% of the Market Price of a Share of Common Stock on the Purchase Date.

7. Method of Payment.

Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment.

8. Employee’s Election to Purchase; Grants of Options.

(a) In order to enroll and participate in the Plan, an Eligible Employee must make an election on a form provided by the Committee (or designee) stating the Eligible Employee’s desire to purchase Shares under the Plan during the Purchase Period in an amount (on an after-tax basis) not less than 1% but not more than 10% of the Eligible Employee’s Annual Pay which he or she elects to have withheld each payroll period during the Purchase Period. In order to be given effect, an Eligible Employee’s election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated by the Committee to receive and accept such elections. Except as otherwise provided in the Plan, once enrolled in the Plan, a Participant’s payroll deduction authorization indicating his or her election to purchase Shares shall remain in effect unless and until modified or canceled by the Participant.

(b) Subject to the provisions of Section 8(c) below, once enrolled in the Plan, a Participant may only increase or decrease an existing payroll deduction authorization at the times and in accordance with procedures, if any, implemented by the Committee or its designee. A Participant may cancel an existing payroll deduction authorization at any time pursuant to Section 14(a) hereof and thereby terminate participation in the Plan with respect to a Purchase Period.

(c) Notwithstanding the foregoing provisions, in no event shall a Participant be permitted to increase the rate of his payroll deductions under the Plan to an amount which would result in non-compliance with the limitations stated in Sections 11(a)(ii) or (iii) hereof.

(d) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

9. Exercise of Option.

(a) A Participant’s election to purchase Shares shall be exercised automatically on each Purchase Date following a Participant’s election, and the maximum number of whole and/or fractional Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant’s account. If all or any portion of the Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. In no event shall certificates for any fractional Shares be issued under the Plan. Shares shall be credited to the Participant’s account as soon as administratively feasible after the Purchase Date.

(b) If all or any portion of the Shares that would otherwise be subject to Options granted on any Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding) or if all or any portion of the Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of any other reason, the Committee shall make a pro rata allocation of the Shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of the reduction in the number of Option Shares affected thereby and shall similarly reduce the rate of each Participant’s payroll deductions, if necessary, and return any remaining payroll deduction balance credited to each Participant, if necessary.

10. Delivery of Common Stock.

All the Shares purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Purchase Date. Prior to that time the Participant shall have none of the rights or privileges of a stockholder of the Company with respect to such Shares.

All the Shares purchased pursuant to the Plan shall be delivered by the Company in a manner as determined from time to time, by the Board or its Committee. The Board or its Committee, in its discretion, may determine that the shares shall be delivered by the Company to the Participant by issuing and delivering a certificate for the number of Shares purchased by a Participant on a Purchase Date, or that the Shares purchased by a Participant on a Purchase Date, be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Shares shall be maintained by the securities brokerage firm in separate Plan accounts for Participants. The Company will not issue fractional Shares, but the securities brokerage firm will maintain fractional interest in such Shares.

Each certificate or investment account, as the case may be, will be in the name of the Participant.

11. Limitations of Number of Shares Which May Be Purchased.

(a) Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

(i)

if, immediately after the grant, such individual (or any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent; or

(ii)

which permits such individual’s right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

12. Stockholder Rights.

The Common Stock purchased upon exercise of an Option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Purchase Date. Only upon the issuance of Shares to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon. The Shares purchased will be issued as soon as practicable after the Purchase Date.

13. Rights to Purchase Shares Not Transferable.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares in accordance with Section 14 hereof.

(b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 17 hereof.

14. Cancellation of Election to Purchase.

(a) A Participant who has elected to purchase Shares during a Purchase Period may cancel his or her election to purchase Shares with respect to such Purchase Period. Any such cancellation shall apply to all payroll deductions withheld (and any other amounts credited to his or her account) during the Purchase Period. A cancellation shall be effective as soon as administratively feasible after the delivery by the Participant of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. In order to be given effect with respect to a Purchase Period, a notice of cancellation must be so delivered no later than the date set by the Committee.

(b) A Participant’s rights, upon the cancellation of his or her election to purchase Shares, shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account.

(c) A Participant’s cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

15. Termination of Continuous Service; Other Involuntary Withdrawal.

If a Participant’s Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, no payroll deduction shall be taken from any pay due and owing to such Participant beyond the date such Participant’s Continuous Services terminates or such Participant ceases to be an Eligible Employee and the entire payroll deduction amount to the credit of such Participant shall be applied toward the purchase of Shares on the Purchase Date coincident with or next following the date such Participant’s Continuous Services terminates or such Participant ceases to be an Eligible Employee.

16. Dividends and Interest.

(a) Cash dividends, if any, on Shares acquired through the Plan will be automatically paid to the Participant by the Company, or if applicable, the transfer agent. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

(b) Except as required by law, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

17. Application of Funds.

All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

18. Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) and shall distribute or credit Shares credited to a Participant’s account. Upon the freezing of the Plan, any payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) shall be used to purchase Shares in accordance with Section 9 hereof, substituting the term Purchase Date with the effective date of the freezing of the Plan.

19. Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements may set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant’s account and the remaining cash balance, if any, or any other information as designated by the Committee.

20. Effective Date; Governmental Approvals or Consents.

The Plan was adopted by the Board of Directors of the Company on February 1, 2023, approved by the Company’s stockholders on April 27, 2023, and made effective as of the Effective Date, was amended restated effective April 30, 2024, and is herein amended and restated effective November 22, 2024. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

21. Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

22. Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company shall not be obligated to issue any Shares to a Participant if, in the opinion of counsel for the Company, the issuance of such Shares will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c) To the extent required, the Plan is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(d) The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

23. Withholding of Taxes.

(a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and, if applicable, thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, if applicable, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of shares of Common Stock otherwise deliverable to the Participant; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

24. Restrictions.

All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

25. No Employment Rights.

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

26. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

27. Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

28. Electronic Elections, Purchases, and Transactions.

Any election, purchase or other transaction hereunder that is required to be made in writing may, to the extent determined by the Committee, be made, delivered and accepted electronically.

Exhibit 10.38

EXHIBIT A

Designated Subsidiaries

1.	Church & Dwight Manufacturing Co., Inc.